                                                                   Exhibit 10.18

                                  Amendment to
                             Contribution Agreement

      This Amendment (this "Amendment"), dated as of May 6, 1997, amends the Contribution Agreement, dated as of April 17, 1997, by and among Tower Realty Operating Partnership, L.P., a Delaware limited partnership (the "Operating Partnership"), and Bama Equities, Inc.

                              Preliminary Statement

      The Operating Partnership and the Contributor are parties to a Contribution Agreement, dated as of April 17, 1997 (the "Agreement"), relating to the transfer of the Contributor's ownership of an interest (the "Interest") in CXX Mineola Limited Partnership, a New York limited partnership. The Agreement sets forth certain provisions regarding such transfer in return for OP Units that were to be provided at the time of such transfer. The Operating Partnership and the Contributor wish to amend the Agreement to provide that the OP Units will be transferred to the Contributor at the closing of the proposed initial public offering (the "IPO") of Tower Realty Trust, Inc., the general partner and a limited partner of the Operating Partnership (the "Company"). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Agreement.

      THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

      1. The transfer of the OP Units to the Contributor will occur at the closing of the IPO.

      2. In the event that the closing of the IPO shall not have occurred on or prior to December 31, 1997, the Operating Partnership shall sell, assign, transfer and convey the Interest to the Contributor upon the payment of all amounts outstanding pursuant to the Purchase Agreement dated as of March 31, 1997 among the Operating Partnership, the Company and the Investors named therein, and the notes issued thereunder.

      3. The Agreement, as amended by this Amendment, remains in full force and effect.

      4. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      5. This Agreement, as amended by this Amendment, shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of New York without giving effect to the conflicts of law provisions thereof.

      IN WITNESS WHEREOF, the parties have duly executed this amendment as of the date first written above.

                                        TOWER REALTY OPERATING PARTNERSHIP, L.P.
                                        By: Tower Realty Trust, Inc.,
                                              its General Partner


                                        By: /s/ Lawrence Feldman
                                            ------------------------------------
                                            Name: Lawrence Feldman
                                            Title: President

                                        BAMA EQUITIES, INC.


                                        /s/ Maurice Deane
                                        ----------------------------------------
                                        Name: Maurice Deane
                                        Title: President